                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CTS Corporation of our report dated August 5, 2004 relating to the financial statements of SMTEK International, Inc., which appears in SMTEK International, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Los Angeles, CA
December 8, 2004